UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 17, 2012

AECOM TECHNOLOGY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-33447	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

555 South Flower Street, Suite 3700

Los Angeles, California  90071

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code  (213) 593-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Executive Deferred Compensation Plan

On December 17, 2012, the Compensation/Organization Committee (the “Committee”) of the Board of Directors of AECOM Technology Corporation (“AECOM”) approved the AECOM Technology Corporation Executive Deferred Compensation Plan (the “DCP”), which is a defined contribution nonqualified deferred compensation plan.  The DCP will become effective February 1, 2013.

The DCP will enable select U.S. non-employee directors and highly compensated employees of AECOM, including all of AECOM’s named executive officers, to defer receipt of certain compensation.  Eligible participants may elect to defer a percentage of their base salary, director fees, and/or bonus compensation, as applicable, to accounts maintained under the DCP.  AECOM may, in its sole discretion, provide additional contributions to the DCP on behalf of participants.

The DCP permits participants to elect to receive distributions commencing after their separation from service in either a lump sum cash payment or annual installments of 5 or 10 years.  Alternatively, participants may elect to receive distributions under the Plan at a specified date (selected at the time of the deferral), which may be prior to their separation from service.  Participants may also be permitted to withdraw their vested account balance in the event of an unforeseeable financial emergency.

New and Amended Restricted Stock Unit Standard Terms and Conditions

On December 17, 2012, the Committee also approved a new form of restricted stock unit (“RSU”) standard terms and conditions to be used in connection with RSU awards made under the AECOM Technology Corporation Amended and Restated 2006 Stock Incentive Plan (the “2006 Plan”).  The Committee also amended the existing RSU standard terms and conditions for all outstanding RSU awards under the 2006 Plan, except those granted to Australian employees.

The new and amended RSU standard terms and conditions will be used with awards made to all executive officers, including all of the named executive officers, and provide for pro-rata vesting of certain RSU awards made under the 2006 Plan upon a participant’s retirement from active employment with AECOM at age 65 or between the ages of 60 and 65 with management approval.  In order to receive pro-rata vesting, the award recipient must meet or exceed expectations with respect to his or her individual performance, execute a general release of all claims, and abide by a non-solicitation and/or non-competition agreement in a form provided by the Committee.  The pro-rata vesting will be based upon the number of months in the award’s vesting period and the number of whole months from the beginning of the vesting period through the recipient’s date of retirement.

The foregoing descriptions of the DCP and the new and amended RSU standard terms and conditions are qualified in their entirety by reference to the copies of such documents attached hereto as Exhibits 10.1 and 10.2, respectively, and are hereby incorporated by reference in this Item 5.02.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits

10.1     AECOM Technology Corporation Executive Deferred Compensation Plan.

10.2     Form of New and Amended Restricted Stock Unit Standard Terms and Conditions under 2006 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

AECOM TECHNOLOGY CORPORATION

Dated: December 21, 2012	By:	/s/ David Y. Gan
David Y. Gan
Vice President, Assistant General Counsel

EXHIBIT INDEX

Exhibit

10.1     AECOM Technology Corporation Executive Deferred Compensation Plan.

10.2     Form of Restricted Stock Unit Standard Terms and Conditions under 2006 Stock Incentive Plan.